UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: September 27, 2018 (Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL		33634
(Address of principal executive offices)		(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)    Compensatory Arrangements of Certain Officers.

Executive Officer Equity Awards. On September 27, 2018, the Board of Directors of the Oragenics, Inc. (“Oragenics” or the “Company”) approved discretionary stock option awards, as recommended and approved by the Compensation Committee, for the Company’s executive officers and certain currently employees. Dr. Alan Joslyn, the Company’s Chief Executive Officer, Mr. Michael Sullivan, the Company’s Chief Financial Officer, and Dr. Handfield, the Company’s Senior Vice President of Discovery Research, were granted options to purchase 400,000, 250,000 and 220,000 shares of Company common stock, respectively, under the Company’s 2012 Equity Incentive Plan, as amended (the “Plan”) at an exercise price of $0.73 per share, the closing price on September 27, 2018, the date of grant. A third of the options are vested immediately and two third of the options are subject to time-based vesting, with a third vesting on each of the first and second anniversaries of the date of the grant, subject to the recipient remaining employed with the Company through the vesting dates. The stock option awards are subject to the standard terms and conditions of the Company’s form of stock option agreement which includes earlier vesting upon a change in control of the Company.

Item 8.01	Other Events.

Non-Employee Director Equity Awards. On September 27, 2018, the Board of Directors approved discretionary stock option awards providing the right to acquire 125,000 shares of common stock, to each of the Company’s non-employee directors: Frederick Telling, Charles Pope, Alan Dunton, and Robert Koski under the Plan at an exercise price of $0.73 per share, the closing price on September 27, 2018, the date of grant. The options vest immediately. The stock option awards are subject to the standard terms and conditions of the Company’s form of stock option agreement.

Investor Presentation. On October 1, 2018 the Company posted on its website a copy of an updated investor presentation (the “Investor Presentation”) a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company also expects to use the Investor Presentation from time to time in connection with presentations to potential investors, industry analysts and others. The Investor Presentation is available under the “Presentations” tab in the “News and Media” section of the Company’s website, located at www.oragenics.com. The information contained in the Investor Presentation is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Common Stock Outstanding. Due to the voluntary conversions by certain holders of Series D Convertible Preferred stock (“Series D Preferred Stock”) the Company’s outstanding shares of Series D Preferred Stock have decreased and the Company’s outstanding shares of common stock have increased. As of September 30, 2018, the Company had 1,496,000 shares of Series D Preferred Stock and 18,419,135 shares of common stock outstanding.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Investor Presentation

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 1st day of October, 2018.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer